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                                                                    EXHIBIT 21.1

                    LIST OF SUBSIDIARIES OF COTT CORPORATION

                                                 Jurisdiction of
                                                 Incorporation or          Direct or Indirect
             Name of Subsidiary                    Organization            Percentage Ownership
      --------------------------------         ----------------------      --------------------
1.    Cott Holdings Inc.                       Delaware & Nova Scotia            100%

2.    Cott USA Corp.                           Georgia                           100%

3.    Cott Beverages Inc.*                     Georgia                           100%

4.    Northeast Retailer Brands LLC            Delaware                           51%

5.    Cott Vending Inc.                        Delaware                          100%

6.    Cott Beverages Wyomissing Inc.           Pennsylvania                      100%

7.    CB Nevada Capital Inc.                   Nevada                            100%

8.    Interim BCB, LLC                         Delaware                          100%

9.    Northeast Finco Inc.                     Delaware                          100%

10.   Cott NE Holdings Inc.                    Delaware                          100%

11.   Cott International Trading, Ltd.         Barbados                          100%

12.   Cott International SRL                   Barbados                          100%

13.   Cott Investment, L.L.C.                  United States                     100%

14.   804340 Ontario Limited                   Ontario                           100%

15.   BCB International Holdings               Cayman Islands                    100%

16.   BCB European Holdings                    Cayman Islands                    100%

17.   Cott Retail Brands Limited               United Kingdom                    100%

18.   Cott Europe Trading Limited              United Kingdom                    100%

19.   Cott Beverages Limited                   United Kingdom                    100%

                                                 Jurisdiction of
                                                 Incorporation or          Direct or Indirect
             Name of Subsidiary                    Organization            Percentage Ownership
      --------------------------------         ----------------------      --------------------
20.   Cott Ltd.                                United Kingdom                    100%

21.   Cott Retail Brands Netherlands BV        Netherlands                       100%

22.   Cott Private Label Limited               United Kingdom                    100%

23.   2011438 Ontario Ltd.                     Ontario                           100%

24.   804340 Ontario Limited                   Ontario                           100%

25.   Mexico Bottling Services, S.A. de C.V.   Mexico                            100%

26.   Servicios Gerenciales de Mexico, S.A.    Mexico                            100%
      de C.V.

27.   Cott Embotelladores de Mexico, S.A. de   Mexico                             90%
      C.V.

28.   Cott Atlantic Company                    Nova Scotia                       100%

29.   Cott Revelstoke Ltd.                     Canada                            100%

30.   967979 Ontario Limited                   Ontario                           100%

31.   156775 Canada Inc.                       Canada                            100%

Certain subsidiaries listed above, even if combined into one subsidiary, would not constitute a "significant subsidiary" within the meaning of Regulation S-X.

*This entity also does business as Cott Beverages USA, Cott International, Cott Concentrates and RC Cola International, each of which is a each of which is a division of Cott Beverages Inc.